Exhibit 1

Pricing Agreement

May 25, 2004

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

As Representatives of the several
Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

     The Republic of South Africa (“South Africa”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 8, 1994 (the “Underwriting Agreement”), to issue and sell to the several underwriters specified in Schedule I hereto, for whom Barclays Capital Inc. and J.P. Morgan Securities Inc. are acting as Representatives (collectively, the “Underwriters”), the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of the Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and each of the other Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statements, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

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     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, South Africa agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from South Africa, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     South Africa has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in the section MAR 2 Annex 2G of the Financial Services Handbook, and has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release relating to the Designated Securities without the “Stabilisation/FSA” legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and South Africa. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to South Africa for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

     This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Very truly yours, REPUBLIC OF SOUTH AFRICA
By:	/s/ Phakamani Hadebe
	Name:	Phakamani Hadebe
	Title:	Deputy Director-General of the National Treasury of the Republic of South Africa

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall

	Name:	Pamela Kendall
	Title:	Director On behalf of each of the other Underwriters

J.P. MORGAN SECURITIES INC.

By:	/s/ Cynthia Powell

	Name:	Cynthia Powell
	Title:	Managing Director On behalf of each of the other Underwriters

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SCHEDULE I

	Principal
	Amount of
	Designated
Underwriter	Securities

Barclays Capital Inc.	US$	450,000,000

J.P. Morgan Securities Inc.	US$	450,000,000

Rand Merchant Bank – A division of FirstRand Bank Limited	US$	100,000,000

Total	US$	1,000,000,000

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SCHEDULE II

Title of Designated Securities:

6.50% Notes due 2014.

Aggregate principal amount:

US$1,000,000,000.

Price to Public:

98.688% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 2, 2004.

Purchase Price by Underwriters:

98.438% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 2, 2004.

Expenses:

For purposes of this Pricing Agreement, Section 6 of the Underwriting Agreement is hereby amended as follows:

South Africa shall pay or reimburse the Underwriters for the following costs and expenses incurred in connection with the offer and sale of the Designated Securities: (a) fees and expenses incurred in listing the Designated Securities on the Luxembourg Stock Exchange, including any fees charged by the listing agent; (b) any fees charged by rating agencies for rating the Designated Securities; (c) fees (including the initial, up-front fees) and expenses of the fiscal agent and any paying agent (including related fees and expenses of any counsel for such parties); (d) costs and expenses in connection with the preparation and printing of the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus and the costs and expenses of distributing the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus; (e) traveling and accommodation expenses incurred by the representatives of South Africa in connection with the roadshow; and (f) fees and expenses of South African counsel to South Africa. The following costs and expenses incurred in connection with the offer and sale of the Designated Securities will be borne by the Underwriters in the same proportions as their respective purchase obligations as set forth in Schedule I hereto: (x) costs and expenses related to the roadshow (including a Bloomberg based road show), other than those set out in (e) above, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the travel and accommodation expenses of the Underwriters, costs and expenses related to ground transportation for the representatives of South Africa and any other reasonable and documented costs and expenses incurred by or on behalf of the representatives of South Africa in connection with the roadshow; (y) fees and expenses (including out-of-pocket expenses) of South African and United States counsel to the Underwriters; and (z) costs and

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expenses incurred in connection with the preparation and placement of any tombstones advertisements.

Specified funds for payment of purchase price:

Immediately available funds.

Fiscal Agency Agreement:

Amended and Restated Fiscal Agency Agreement, dated as of May 15, 2003, between South Africa and Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), as Fiscal Agent.

Registration Statement under Schedule B of the Securities Act of 1933:

File Nos. 33-85932, 333-11546 and 333-107393

For all purposes of the Underwriting Agreement and this Pricing Agreement, the definition of “Registration Statement” in Section 2(a) of the Underwriting Agreement shall include the three registration statements filed by South Africa, Nos. 33-85932, 333-11546 and 333-107393, and the various parts thereof that are referred to in such definition.

Maturity:

June 2, 2014.

Interest Rate:

6.50%.

Interest Payment Dates:

June 2 and December 2 of each year commencing December 2, 2004.

Redemption Provisions:

None.

Sinking Fund Provisions:

None.

Further Issues:

As set forth under the caption “Description of Notes—Further Issues” in the Prospectus Supplement dated the date hereof relating to the Designated Securities.

Time of Delivery:

9:00 A.M., New York City time, June 2, 2004.

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Closing Location:

Offices of Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
United States

Names and addresses of Representatives:

Designated Representatives:

Barclays Capital Inc.
J.P. Morgan Securities Inc.

Addresses for Notices, etc:

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
Attention: US Transaction Management

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attention: Emerging Markets Syndicate

with a copy to:

J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y5AJ
Attention: Transaction Execution/Legal

Selling Restrictions:

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents to and agrees with South Africa that it has complied and will comply with all selling restrictions set forth under the caption “Underwriting” in the Prospectus Supplement dated the date hereof relating to the Designated Securities.

Listings:

The Luxembourg Stock Exchange.

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